UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 12, 2012

AURASOUND, INC.

(Exact name of registrant as specified in Charter)

Nevada	000-51543	20-5573204
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

2850 Red Hill Avenue, Suite 100

Santa Ana, California 92705

(Address of Principal Executive Offices)

(949) 829-4000

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)         On July 24, 2012, Aman Singha resigned as President of Aurasound, Inc. (the “Company”), effective immediately.

(c)          On June 12, 2012, the board of directors of the Company appointed Anthony J. Fidaleo as acting Chief Financial Officer of the Company. Mr. Fidaleo, age 53, has operated an accounting and consulting practice since 1992, primarily acting in that role as an acting chief financial officer or senior consultant for publicly-traded companies of various sizes. From November 2005 to February 2009, Mr. Fidaleo served as Chief Financial Officer, Chief Operating Officer, Executive Vice President and a member of the board of directors and operating committee of iMedia International, Inc., an early-stage publicly-traded interactive content solutions company. Mr. Fidaleo was recently appointed as an independent member of the board of directors of OriginOil, Inc., a developer of a breakthrough technology to convert algae into renewable crude oil. Mr. Fidaleo is an inactive certified public accountant in California and worked in the public accounting field from 1982 to 1992, primarily with BDO Seidman, LLP, where he attained the level of audit senior manager. Mr. Fidaleo received a B.S. degree in Accounting from California State University, Long Beach. There are no family relationships known to the Company between Mr. Fidaleo and any other officers or directors of the Company.

(d)          On July 20, 2012, the board of directors of the Company appointed Bruce L. Graham, Edward Wu and Yu Zhang to fill vacant seats on the board of directors. In connection with their appointments to the board of directors of the Company, Mr. Graham, Mr. Wu and Ms. Zhang will each receive compensation consisting of $10,000 per year paid in equal quarterly installments. There are no arrangements or understandings between any of Mr. Graham, Mr. Wu or Ms. Zhang and any other persons pursuant to which such individual was appointed to serve on the board of directors of the Company.

Item 7.01. Regulation FD Disclosure.

On July 31, 2012, the Company’s subsidiary, Aurasound Wuhan Co., Ltd. (“Aurasound Wuhan”), a company organized under the laws of the People’s Republic of China, applied with the Wuhan Municipal Bureau of Commerce for dissolution and liquidation of all of its assets. The Company authorized the dissolution of Aurasound Wuhan because Aurasound Wuhan had incurred substantial losses in recent periods.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aurasound, Inc.

Date: August 1, 2012	By:	/s/ Robert Tetzlaff
	Name:	Robert Tetzlaff
	Title:	Chief Executive Officer